RECEIVABLES PURCHASE AGREEMENT

This Receivables Purchase Agreement (the "Agreement") is entered into as of October 14, 1999 by and between MONTEREY FINANCIAL SERVICES., INC. (MFS), a California Corporation ("MFS"), with its address at 4095 Avenida de la Plata, Oceanside, California 92056 and ELECTIVE INVESTMENTS, INC., a(n) Pennsylvania Corporation ("SELLER"), with its address at 210 West 4th Street, East Stroudsburg, Pennsylvania 18301 , with respect to the following facts:

RECITALS
A. SELLER is in the business of providing certain products and services to various individuals from time to time and SELLER finances the cost of such products and services by entering into retail installment contracts, promissory notes, security agreements, membership agreements and/or other instruments (each, a "Contract" and collectively, the "Contracts") with such individuals. Seller's services and/or products are described on Schedule "A" attached hereto and incorporated herein by this reference.
B. MFS is in the business of purchasing instruments such as the Contracts in its ordinary course of business.
NOW, THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby covenant and agree as follows:
1. DEFINITIONS. The following terms shall have the following meaning as used in this Agreement.

(a) "Assignment" means an Irrevocable Assignment in a form approved by MFS, transferring and assigning to MFS all of SELLER's right, title and interest in and to a Purchased Contract, all payments thereunder and all related guaranties and collateral therefore on a form prescribed by MFS.

(b) "Collected Funds," with respect to a Servicing Contract, means all monies collected on such Servicing Contract due to SELLER or any of SELLER's affiliates.

(c) "Contract" has the meaning set forth in Recital A above and must be on a form approved by MFS.

(d) "Contract/Credit Application" means an executed original Contract, an original credit application, and/or an original credit report or statement concerning the Customer and any related documents and information from time to time required by MFS in accordance with MFS's standard procedures.

(e) "Customer" means an individual who enters into a Contract with SELLER.

(f) "Default" means (i) a breach by SELLER, which has not been cured during any applicable cure period, of any representation, warranty, covenant, term or condition of this Agreement or of any documents to which SELLER is obligated or by which it is bound in connection with a Contract, (ii) a default under any guaranty of the obligations of SELLER hereunder which has not been cured during any applicable cure period, (iii) a default by SELLER under any other agreement by and between SELLER or any affiliate thereof and MFS and any affiliate thereof which has not been cured during any applicable cure period, or (iv) a Material Adverse Change in Financial Condition with respect to SELLER.

(g) "Defaulted Contract" has the meaning set forth in Section 5 hereof.

(h) "Event of Cancellation" shall, with respect to a Contract, refer to (i) a Material Adverse Change in Financial Condition, business or operations of SELLER since the date of this Agreement or of the Customer since the date of the related Offer Documentation Package; or (ii) the occurrence of an event which causes a representation made by the Customer, SELLER or any other party in connection with the Contract or under this Agreement to be or become false or misleading in any material respect when made or, although true when made, will not be true and correct at the time the products and/or services related to such Contract are rendered to the Customer; or
(iii) a breach of any term of such Contract, or of any related guaranty or credit support agreement, or (iv) any Default; or (v) notification by a Customer to SELLER or to MFS of its intent to cancel all or any part of the Contract.

(i) "Final Contract/Credit Application" means such documents as MFS shall from time to time require in accordance with its standard procedures in order to complete the purchase of a Contract and to pay the Purchase Price of the Contract to SELLER including, without limitation, (i) an Assignment; (ii) the one and only executed original of the Purchased Contract; (iii) a Uniform Commercial Code financing statement necessary to perfect MFS's interest in the Purchased Contract; and (iv) any other document or instrument required by the terms of MFS's written notice to SELLER pursuant to Section 2 below including, without limitation any guaranties or security agreements.

(j) "Material Adverse Change in Financial Condition" means a significant negative change in the balance sheet or profit and loss statements of SELLER or a Customer from time to time, insolvency, inability to pay debts as they mature, failure to operate as a going concern, filing bankruptcy, making an assignment for the benefit of creditors, appointment of a receiver, dissolution, change in the corporate structure or in a material portion of the stock ownership or, as to a Customer, the death or incapacity of the Customer.

(k) "Origination Fee" means the one-time fee payable from SELLER to MFS in the amount set forth on Schedule "A," attached hereto, to cover the expenses of MFS in reviewing SELLER and this transaction including, without limitation, expenses in obtaining credit reports concerning SELLER, in obtaining a Dun and Bradstreet rating concerning SELLER, in performing and title or Uniform Commercial Code searches concerning SELLER and in the filing of Uniform Commercial Code financing statements.

(1) "Purchased Contract" means a Contract, the Customer of which meets all of the credit and income requirements of MFS at the time it is purchased and which MFS elects, in its sole discretion, to purchase pursuant to the terms hereof.
"Purchase Price," with respect to each Contract, means the amount set forth on the attached Schedule "A".

(m) "Repurchased Contract" means a Purchased Contract which has been repurchased by SELLER pursuant to the terms hereof.

(n) "Repurchase Price" means the price at which SELLER is obligated to repurchase a Purchased Contract from MFS and shall be an amount equal to (i) the Purchase Price paid by MFS to SELLER less all payments attributable to principal received on such Purchased Contract; plus (ii) a Repurchase Fee in an amount set forth on Schedule "A" attached hereto.

(o) "Reserve Amount," with respect to each Contract, means the amount to be withheld by MFS from the Purchase Price for each Purchased Contract as set forth on Schedule "A" attached hereto, which Reserve Amount shall be withheld as a reserve against losses which may be incurred by MFS on any of the Purchased Contracts.

(p) "Reserve Account" means the balance of all Reserve Amounts for all Purchased Contracts withheld by MFS from time to time.

(q) "Reserve Rebate" means the amount set forth on Schedule "A" attached hereto which will be paid by MFS to SELLER from time to time pursuant to
Section 3(b) of this Agreement.

(r) "Servicing Contract" means any Contract which MFS has elected not to purchase for any reason and any Repurchased Contracts, which MFS elects, in its sole discretion, to administer and service pursuant to the terms of this Agreement.

      (s) "Servicing Fee," with respect to each Servicing Contract, means the amount set forth on Schedule "A" attached hereto which will be paid by SELLER to MFS as compensation for MFS's administration and servicing of the Servicing Contracts.

      (t) "Term," with respect to this Agreement, means the period of time set forth on Schedule "A" attached hereto; provided, however, that MFS may terminate this Agreement immediately upon notice to SELLER in the event of a Default.

  2.  PURCHASE OF CONTRACTS.

During the Term, MFS shall have the option, but not the obligation, in its sole discretion, to purchase Contracts submitted by SELLER to MFS. Upon the execution of a Contract, SELLER shall provide to MFS the Contract/Credit Application. Upon receipt thereof, MFS shall review the Contract/Credit Application and shall notify SELLER whether it elects to exercise its option to purchase such Contract by delivery of written notice to SELLER within ten
(10) days after MFS's receipt of the Contract/Credit Application. If MFS exercises its right to purchase a Contract, SELLER shall submit a Final Contract/Credit Application to MFS. MFS's obligation to purchase any Contracts shall be conditioned upon MFS's receipt of a complete Final Contract/Credit Application with respect thereto in form and substance acceptable to MFS. In no event shall MFS assume or be delegated any of SELLER's duties, responsibilities, liabilities or obligations to the Customer under any Contract and SELLER shall remain liable therefore notwithstanding an assignment of a Purchased Contract to MFS.

  3.  FUNDING OF PURCHASE PRICE; RESERVE ACCOUNT.

      (a) Provided that no Event of Cancellation has occurred with respect to a Contract that MFS has elected to purchase, MFS shall, within five (5) business days after SELLER's submission of a complete Final Contract/Credit Application to MFS, pay to SELLER the Purchase Price for each Purchased Contract less(i) the Reserve Amount which shall be retained by MFS in the Reserve Account (noninterest bearing account) and may be commingled with MFS's other funds, and (ii) the amount of the Origination Fee which shall be withheld by MFS from the Purchase Price and/or Servicing Fee of the first Contract(s) purchased or serviced hereunder until the full Origination Fee has been paid.

      (b) The amount of the Reserve Account shall, at all times, be at least equal to the Minimum Reserve as such term is defined in Schedule "A" attached hereto. The reserve account, which is a pooled reserve, shall be held for a minimum of twelve months. MFS shall deliver to SELLER by no later than the last day of January and July of each year a report which identifies the remaining amount of the Reserve Account as of January 1 and July 1 of each year following the initial twelve (12) month minimum period. By no later than the last day of January and July of each year during the Term of this Agreement beginning on the first of such dates to occur. MFS shall pay to SELLER the Reserve Rebate calculated as set forth on Schedule "A" and as follows: The minimum as stated in schedule "A" will always be kept in the Reserve Account. Other than the Reserve Rebate, no interest or other sum will ever be paid by MFS to SELLER on amounts held in the Reserve Account. Except with respect to the Reserve Rebate, the Reserve Account shall be held by MFS until the later of the date on which (i) all sums due to MFS on all Purchased Contracts have been paid in full, (ii) this Agreement has been terminated and MFS has been paid in full for all amounts due hereunder, or (iii) MFS no longer has any contingent liability to return any amounts which it may have received pursuant to any Purchased Contract under applicable laws.

  4.  REPRESENTATIONS AND WARRANTIES.

      (a) SELLER hereby represents, warrants and covenants to MFS, its successors and assigns, as of the date hereof and as of the date of submission of each Contract/Credit Application, Final Contract/Credit Application and Assignment in respect of each Contract, that:

         (1) If a corporation, partnership or limited liability company, SELLER is duly organized and validly existing as such, and has full power to carry on its business as it is presently conducted including, without limitation, the sale of the Contracts, to enter into this Agreement and to carry out the transactions contemplated hereby;

         (2) the execution and delivery of this Agreement and the performance by SELLER of the transactions contemplated hereby have been duly authorized by all necessary action, including and action required under Seller's governing instruments;

         (3) this Agreement constitutes a legal, valid and binding obligation of SELLER enforceable in accordance with its terms, without any offsets or counterclaims;

         (4) all of SELLER's business operations are duly licensed and permitted under all federal, state and local laws, rules and regulations of any governmental authority;

         (5) SELLER has duly paid any and all license, franchise, corporation or other taxes, fees, imposts, duties or charges levied, assessed or imposed upon it or upon any of its properties of whatsoever kind or description;

         (6) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default of any statute, rule or decree of any court, administrative agency or governmental body to which SELLER is or may be subject;

         (7) there are and will be no agreements between SELLER or its agents and any Customer in connection with any Purchased Contract and no express or implied warranties have been or will be made by SELLER or its agents to such Customer, except as set forth in the Contract;

         (8) SELLER and its agents have not participated in and have no knowledge of any fraudulent and/or misleading act in connection with any Contract or with respect to any Customer;

         (9) each Customer is bona fide and has legal capacity to enter into such Contract and the signature of the named Customer is genuine;

         (10) each Contract is and shall be valid, genuine and noncancellable, enforceable according to its terms and in compliance with applicable laws, rules and regulations of any governmental authority whether federal, state, county, municipal or otherwise including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptions of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity, disclosure or repossession laws or regulations applicable with respect to a particular Contract.

         (11) each Contract is a valid deferred payment obligation for the amount therein set forth and such Contract shall not be subject to any disputes, offsets or counterclaims and the property, goods or services described in the Contract have never been the subject of any other Contract between SELLER and the Customer and the Contract has not been rescinded by SELLER or Customer for any reason whatsoever;

         (12) all credit or other information reasonably relevant to a credit determination concerning the Customer known to SELLER will have been disclosed to MFS and shall be true, complete and correct as of the date submitted; SELLER shall supplement such information as necessary so that such information remains true, complete and correct; SELLER has no knowledge of any facts, which presently or upon the occurrence of certain events in the future, may result in the uncollectability and/or unenforceability of the Contract;

         (13) SELLER owns each Contract submitted to MFS hereunder free and clear of any liens, charges, security interests, encumbrances or other restrictions which may adversely affect MFS's rights with respect thereto, SELLER has the absolute right to sell, assign and transfer the contracts free and clear of all rights of third parties, and upon assignment MFS will obtain good title to such Purchased Contract free and clear of any liens, charges, encumbrances or other restrictions whatsoever;

         (14) the execution and delivery by SELLER of this Agreement does not conflict with or constitute a material default with respect to any indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it is bound and there are no suits or proceedings pending or, to the knowledge of SELLER, threatened in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting SELLER which could materially impair SELLER's ability to perform its obligations hereunder; and

         (15) the financial statements of SELLER delivered to MFS from time to time fairly present the financial position of SELLER as of the date thereof in conformity with generally accepted accounting principles consistently applied and the results of operations of SELLER for the periods covered thereby, and since the date of the latest such financial statements, there has been no Material Adverse Change in the Financial Condition of SELLER.
(b) The representations and warranties contained herein shall be deemed to be continuing representations, warranties and covenants of Seller and shall continue beyond the term of this Agreement and until all obligations of Seller hereunder have been performed and all payments have been made to Monterey under all Purchase Contracts.

  5. SELLER'S REPURCHASE OBLIGATIONS; MFS'S PROTECTION AGAINST LOSSES UPON DEFAULT.

      (a) If (i) any of SELLER's representations or warranties contained in this Agreement shall be materially untrue or incorrect; (ii) any of SELLER's covenants and agreements contained herein shall be breached by SELLER with respect to any particular Purchased Contract(s) and, if capable of being cured, SELLER fails to cure such breach within thirty (30) days after written notice thereof; (iii) the Customer does not receive the products and/or services contracted for in the Contract; (iv) the Customer cancels the Contract pursuant to the terms of such Contract; or (v) the Customer is due a tuitional refund pursuant to applicable state law, SELLER unconditionally agrees that it will, within thirty (30) days after MFS's written notice and demand to SELLER, either (x) repurchase the Purchased Contract(s) affected by such breach for a price equal to the Repurchase Price; or (y) replace the Purchased Contract affected by such breach by assigning to MFS all of its right, title and interest in and to Contract(s) owned by SELLER with a principal balance(s) identical to the Repurchase Price, which substituted Contracts shall be subject to review and approval of MFS in its sole discretion. In such event, MFS agrees to reassign the applicable Purchased Contract to SELLER, AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY OF ANY KIND (except that MFS shall represent and warrant that it owns the applicable Purchased Contract an it has not transferred it to a third party).

      (b) In addition to Section 5(a), if (i) any installment on a Contract becomes due and remains unpaid for more than ninety (90) days; (ii) if a Customer dies or becomes incapacitated; (iii) if a Customer becomes insolvent or makes an assignment for the benefit of creditors, or (iv) if a petition for a receiver or a bankruptcy is filed by or against any Customer (each, a "Defaulted Contract" and collectively, the "Defaulted Contracts"), then in any of such events, SELLER shall, within thirty (30) days after MFS's written notice of the Defaulted Contract, either (x) repurchase the Defaulted Contract; or (y) replace the Defaulted Contract(s) on the terms set forth in
Section 5(a) above. Notwithstanding the foregoing, SELLER's obligation to repurchase or replace Purchased Contracts pursuant to this section 5(b) shall be limited to the amounts held in the Reserve Account.

  6. SECURITY AGREEMENT IN COLLATERAL. To secure the accuracy and full performance of each of SELLER's representations, warranties, covenants and obligations hereunder, SELLER hereby grants to MFS a security interest (the "Security Interest") in (i) all of the Purchased Contracts, (ii) all amounts held in the Reserve Account, (iii) all of the Servicing Contracts, and (iv) all proceeds of the foregoing. The Purchased Contracts, the Reserve Account, the Servicing Contracts and all proceeds of the foregoing are sometimes hereinafter collectively referred to as the "Collateral." SELLER shall execute and deliver to MFS one or more Uniform Commercial Code financing statements describing the Collateral to be filed in all offices where appropriate as may be necessary or advisable to perfect SELLER's security interest in the Collateral.

  7. RIGHT OF OFFSET. Although the first course of action relating to Section 5(b) of this agreement will be to withdraw defaulted contracts balances from the reserve account, MFS has the right, with 30 day notice to SELLER, to offset amounts owed by SELLER to MFS hereunder against amounts held by MFS in the Reserve Account. Without limiting the generality of the foregoing, if SELLER is obligated to repurchase a Purchased Contract for any reason and does not provide MFS with cash or an acceptable replacement Contract within thirty
(30) days following notice by MFS to SELLER of the Customer's default, then MFS has the right, without notice to SELLER to offset amounts owed by SELLER to MFS hereunder against (i) amounts held by MFS in the Reserve Account, (ii) the Reserve Rebate, (iii) the amount of any Collected Funds otherwise payable to SELLER by MFS hereunder, and/or (iv) any other amounts payable by MFS to SELLER. Nothing herein shall require MFS to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Contract, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given in connection with the Contract, if any.
  8. RIGHT TO INSPECT. MFS (through any of its officers, employees, or agents) shall have the right from time to time hereafter at (BUYERS) sole cost and expense to audit and inspect (SELLERS) books and to check, test and appraise the collateral in order to verify (SELLERS) financial condition or the amount, quality, value, condition of, or any other matter relating to collateral.

  9. INDEMNIFICATION. SELLER and MFS each hereby agree to defend, indemnify and hold harmless each other, and the other party's affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, including without limitation reasonable attorneys' fees and costs arising out of or in connection with any breach by the indemnifying party of its representations, warranties, covenants or obligations hereunder. Further, SELLER hereby agrees to defend, indemnify and hold harmless MFS, and its affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, in contract or tort, including without limitation reasonable attorneys' fees and costs arising out of or in connection with (i) the selection, manufacture, purchase, acceptance or rejection by a Customer of any of the products or services, as applicable, relating to any Purchased Contract, and the delivery, possession, maintenance, use, condition, return or operation of any of such products or services, as applicable, (including, without limitation, latent and other defects in any product, whether or not discoverable by MFS or the Customer), and (ii) any and all of the Servicing Contracts, unless caused by the gross negligence or willful misconduct of MFS. SELLER shall, upon request, immediately defend any and all actions based on, or arising out of, any of the foregoing. All indemnities and obligations contained herein shall survive the expiration or termination of the Agreement and the expiration or termination of any Purchased Contract or any Servicing Contract.

  10. MFS'S RIGHTS TO DEAL WITH CONTRACTS. MFS shall have the right to deal with all Contracts and Customers in the sole exercise of its business judgment, and without limiting the generality of the foregoing, may do the following without notice to or consent by SELLER: (a) amend any Contract or renew or extend the time for payment or performance or grant any other indulgence to any Customer; (b) make any settlements or compromises therewith;
(c) demand additional collateral or release any collateral securing such Contract; (d) restructure, defer or otherwise alter payment terms of such Contract; and (e) transfer or assign any of its rights or obligations in regard of any Contract. MFS'S and SELLER's rights and obligations hereunder shall remain unaffected by any such activities.

  11. COVENANTS OF SELLER. During the Term hereof, SELLER agrees to: (a) cooperate with MFS in giving notice to the Customer of the assignment of the Purchased Contract; (b) comply with all of SELLER's representations, warranties and other statutory and contractual obligations to the Customer;
(c) in the event SELLER receives any payment on a Contract, SELLER shall promptly forward such payment to MFS and SELLER hereby irrevocably appoints MFS its attorney-in-fact to act in its name and stead in regard of the Contracts, including without limitation, the right to endorse or sign SELLER's name on all checks, collections, receipts or other documents with regard to the Contracts, as MFS deems necessary or appropriate to protect MFS'S right, title and interest in and to the Contract and any security intended to be afforded thereby, (e) give MFS written notice of any Default hereunder or any claim which might adversely affect the rights of MFS hereunder; (f) conduct its business in accordance with sound business practices and standards and perform and fulfill all obligations to Customers under Contracts and related marketing materials, brochures and/or agreements delivered to Customers; (g) maintain all licenses and authorizations required by all applicable regulatory authorities; (h) secure, maintain and provide evidence of liability insurance in amounts as may be required by MFS; and (i) promptly deliver to MFS such information concerning the financial or other condition of SELLER as MFS may reasonably request.

12. DEFAULT AND REMEDIES. Upon the occurrence of a Default by or with respect to SELLER, MFS may exercise any or all of the following remedies in addition to any other remedies available to MFS under applicable law: (a) declare all amounts payable hereunder to MFS to be immediately due and payable (including the Servicing Fees and any amounts due with respect to the repurchase of Purchased Contracts) and withdraw and offset such amount from and against the Reserve Account, the Collected Funds and/or any other amounts due to SELLER hereunder; (b) require the repurchase of any or all of the Purchased Contracts; (c) terminate this Agreement; or (d) exercise all remedies provided to a secured party by this Agreement and/or by the Uniform Commercial Code in effect from time to time or any other applicable law, including, without limitation, the right to take possession of any collateral and to use such collateral in the operation of Seller's business pursuant to the appointment of a receiver or trustee for Seller's business.

13. ORIGINATION FEE. A one-time Origination Fee in the amount set forth on Schedule "A" must accompany application for financing the SELLERS receivables. This fee covers the credit check of the SELLER and to perfect MFS interest in the Purchased receivables, with the filing of a UCC-1.

14.  MISCELLANEOUS.

(a) MFS and SELLER acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. There shall be no restriction on MFS's or SELLER's independent business judgment, including, but not limited to, decisions regarding selection of a Customer, pricing, market decisions or credit decisions hereunder.

(b) SELLER further acknowledges and agrees that an assignment, transfer or sale to a third party of a controlling ownership and/or voting interest in SELLER shall be deemed to be an assignment under this Agreement, which shall require the consent of MFS. SELLER further acknowledges and agrees that MFS may condition any consent to an assignment on both SELLER and the proposed assignee continuing to be jointly and severally bound by all obligations of SELLER hereunder. In addition, MFS may withhold its consent to such assignment, in its sole and absolute discretion, in light of SELLER's unique ability to provide services and/or products to its Customers who enter into Contracts purchased hereunder.

(c) The provisions of this Agreement and the representations, rights and obligations of the parties hereto shall survive the execution and delivery hereof, and except as they relate to entering into further Contracts, shall survive the termination of this Agreement.

(d) Any notice required to be given hereunder shall be delivered personally, shall be sent by first class mail, postage prepaid, return receipt requested, by overnight courier, or by facsimile, to the respective parties at the addresses given in the preamble of this Agreement, which addresses may be changed by the parties by notice conforming to the requirements of this Agreement. Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee four (4) days after deposit in the mail, if all of the foregoing conditions of notice shall have been satisfied. All facsimile communications shall be deemed delivered and received on the date of the facsimile, if (1) the transmittal form showing a successful transmittal is retained by the sender, and (b) the facsimile communication is followed by mailing a copy thereof to the addressee of the facsimile in accordance with this paragraph. Any communication sent by overnight courier shall be deemed delivered on the earlier of proof of actual receipt or the first day upon which the overnight courier will guarantee delivery.

(e) The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the internal laws of the State of California as applied to contracts between California residents entered into and to be performed wholly within California. SELLER hereby consents to the jurisdiction of any local, state or federal court located within the County of San Diego, State of California; provided, however, nothing contained herein shall preclude MFS from commencing any action hereunder in any Court having jurisdiction thereof.

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(f) If at any time any provision of this Agreement shall be held by any court of competant Jurisdiction to be illegal void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforcability of such provision shall have no effect upon and shall not impair the enforceabilty of any other provision of this Agreement.
(g.)   This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representatations made in connection with negotiation of the same. The terms hereof may not be terminated, amended, supplemented or modified orally, but only by an instrument duly executed by each of the parties hereto. The recitals set forth above are incorporated herein by this reference.
(h) Subject to the provisions of Section 16(b), this Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto end their respective permitted successors and assigns.
(i) In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Contract, the terms and conditions of this Agreement shall control.
(j) Additional terms of this Agreement, all of which are hereby incorporated herein by this reference are set forth in the following schedules, addenda, exhibits or riders (list):
      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by there respective duly authorized representatives on the date text above written

SELLER                                        MFS:
ELECTIVE INVESTMENTS, INC                     MONTEREY FINANCIAL SERVICES,
INC.
a Pennsylvania Corporation                    a California Corporation

By: /s/ Gerard A Powell                       By: /s/Robert C. Steinke
Title: President                              Title: President